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                                                                    Exhibit 10.3

                    GUARANTEE OF FRANCHISE LICENSE AGREEMENT

                HOMEWOOD SUITES BY HILTON - COLORADO SPRINGS, CO

THIS DOCUMENT AFFECTS AND WAIVES IMPORTANT RIGHTS OF THE PERSONS AND ENTITIES SIGNING IT.

     THIS GUARANTEE OF FRANCHISE LICENSE AGREEMENT (the "Guarantee") is made by APPLE HOSPITALITY FIVE, INC., a Virginia corporation, (the "Guarantor"), as of the 26th day of February, 2003, in connection with that certain Franchise License Agreement dated as of February 26, 2003, (the "License Agreement"), by and between PROMUS HOTELS, INC. ("Licensor") and APPLE HOSPITALITY FIVE MANAGEMENT, INC. ("Licensee") covering that certain Homewood Suites by Hilton - Colorado Springs, Colorado hotel located at 9130 Explorer Drive, Colorado Springs, Colorado 80920 (the "Hotel").

     WHEREAS, Guarantor is the owner of the Hotel (the "Property") and is the sole owner of Licensee; and

     WHEREAS, Licensor would not have entered into the License Agreement absent Guarantor's commitment to deliver this Guarantee; and

     WHEREAS, Guarantor acknowledges that it will receive considerable benefits as a result of Licensee holding the license pursuant to the License Agreement.

     NOW, THEREFORE, for good and valuable consideration, including but not limited to the execution of the License Agreement by Licensor, the undersigned hereby unconditionally and irrevocably guarantees the following: (i) the full and prompt payment of all sums owed under the License Agreement at the times and according to the terms expressed therein, including, but not limited to, all fees and charges, interest, default interest, and other costs and fees (including, without limitation, attorneys' fees in connection with enforcement of the License Agreement); and (ii) the performance of all other obligations of Licensee arising under the License Agreement (Items (i) and (ii) are hereinafter collectively referred to as the "Obligations").

     By signing this Guarantee, Guarantor also agrees that:

     1. Guarantee of Payment and Performance. Guarantor's liability under this Guarantee is a guarantee of payment and performance of the License Agreement and not of collectibility. Guarantor's liability hereunder will continue until all Obligations under the License Agreement have been satisfied in full and will not be limited or affected in any way by transfer of the Hotel or any disability of Licensee. Guarantor further agrees that should Licensee cease to exist or become unable to perform its obligations under the License Agreement, Guarantor will be deemed Licensee under the License Agreement and will perform all obligations of Licensee existing or accruing thereunder.

     2. Waivers of Certain Rights and Defenses. This Guarantee is absolute and unconditional. Guarantor hereby waives the rights or benefits otherwise provided to sureties or guarantors under any state or federal law, except as provided in this Agreement. This waiver is expressly intended to waive any and all benefits and defenses under California Civil Code ("CC") Sections 2819, 2845, 2849, and 2850 and any benefits or defenses available under the laws of any other state that may be deemed to be applicable to this Guarantee, including, without limitation, the right to require Licensor to (i) obtain Guarantor's consent to any modification of the License Agreement or any other agreement between Licensor and any party other than Guarantor, (ii) proceed against any collateral that may be given for any of the Obligations, or (iii) pursue any other right or remedy for Guarantor's benefit, and agrees that Licensor may proceed against Guarantor for the Obligations guaranteed herein without taking any action against Licensee or any other guarantor or pledgor. Guarantor agrees that Licensor may unqualifiedly exercise, in its sole discretion, any or all rights and remedies available to it against Licensee or any other guarantor or pledgor without impairing Licensor's' rights and remedies in enforcing the

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Guarantee, under which Guarantor's liabilities will remain independent and unconditional. Guarantor acknowledges that Licensor's exercise of certain of such rights or remedies may affect, or eliminate Guarantor's right of subrogation or recovery against Licensee and that Guarantor may incur a partially or totally nonreimbursable liability under this Guarantee.

     3. Additional Waivers. No failure or delay on Licensor's part in exercising any power or privilege hereunder will impair any such power, right, or privilege or be construed as a waiver of or an acquiescence therein.

     4. Guarantee Made With Full Knowledge. Guarantor has had the opportunity to review the matters discussed and contemplated by the License Agreement, including the remedies Licensor may pursue against Licensee in the event of a default under the License Agreement and Licensee's financial condition and ability to perform under the License Agreement. Guarantor further agrees to keep Licensor fully informed on all aspects of Licensee's financial condition and the performance of Licensee's obligations to Licensor and that Licensor has no duty to disclose to Guarantor any information pertaining to Licensee or to notify Guarantor of Licensee's default under the License Agreement.

     5. Guarantee Continues if Payments Are Avoided or Recovered from Licensor. If all or any portion of the Obligations guaranteed hereunder are paid or performed, Guarantor's obligations hereunder will continue and remain in full force and effect if all or any part of such payment or performance is avoided or recovered directly or indirectly from Licensor as a preference, fraudulent transfer or otherwise, irrespective of any notice of revocation given by Guarantor prior to such avoidance or recovery.

     6. Financial Information. Upon Licensor's' request, Guarantor will promptly deliver to Licensor complete and current financial statements and tax returns and such other financial information about Guarantor as Licensor may reasonably request.

     7. Changes, Waivers, Revocations, and Amendments in Writing. No terms or provisions of this Guarantee may be changed, waived, revoked, or amended without Licensor's prior written consent. Should any provision of this Guarantee be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions will remain effective. This Guarantee embodies the entire agreement among the parties hereto with respect to the matters set forth herein and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature will be used to supplement, modify, or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guarantee. Notwithstanding the foregoing, Licensor is willing to enter into its then-current standard form termination of guarantee agreement in order to release the Guarantor from future obligations under the Licensee Agreement upon the following conditions: (i) Licensor receives evidence that Licensee owns fee simple title to the real property on which the Hotel will be sited (i.e., a conformed copy of the deed submitted for recording or like document bearing recording information) or that the Licensee is a tenant under a long-term ground lease with an unrelated third party ground lessor in an arms length transaction for a term equal to, or longer than, the term of the License Agreement, (ii) Licensor receives a written request by Guarantor to enter into our standard form termination of guarantee agreement, and (iii) Licensee, at the time of Guarantor's request to terminate guarantee, is in good standing under the License Agreement.

     8. Other Guarantees. This Guarantee is in addition to the guarantees of any other guarantors and any and all of Guarantor's other guarantees of Licensee's liabilities to Licensor. This Guarantee will in no way limit or lessen any other liability, howsoever arising, Guarantor may have for the payment of any other obligation of Licensee to Licensor.

     9. Representations and Warranties. The following representations and warranties will be continuing representations and warranties so long as any Obligation will remain unpaid or unperformed:

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          (a)       Guarantor has the requisite power to execute, deliver, and perform the terms and provisions of the Guarantee and has taken all necessary corporate actions to authorize the execution, delivery and performance by it of the Guarantee. This Guarantee is a valid, binding, and legally enforceable obligation of Guarantor in accordance with its terms.

          (b) The execution and delivery of this Guarantee are not, and the performance of this Guarantee will not be, in contravention of, or in conflict with, any agreement, indenture, or undertaking to which Guarantor is a party or by which it or any of its property is or may be bound or affected.

          (c) Guarantor owns all rights, title, and interest in and to the Hotel.

          (d)       Guarantor owns all or a controlling interest in Licensee.

     10.  Additional Provisions.

          (a) If there is more than one Guarantor named herein, any reference to Guarantor will mean any one and all of them and the singular will include the plural. All obligations of each such Guarantor to Licensor of whatever nature are hereby jointly and severally guaranteed by each Guarantor.

          (b) Each Guarantor hereby jointly and severally holds harmless, and agrees to defend, protect, and indemnify Licensor from any actions, causes of action, liabilities, damages, losses, and fees (including attorneys' fees) and all other claims of every nature which may arise as a result of any dispute between or among any of Guarantor and any other persons or entities.

          (c) Licensor may assign this Guarantee without in any way affecting Guarantor's liability. Licensor will endeavor to give Guarantor notice of such assignment, but the failure to do so will not affect Guarantor's liability. This Guarantee will inure to the benefit of Licensor and its successors and assigns and will bind Guarantor and Guarantor's heirs, executors, administrators, successors, and assigns.

          (d) Any notices, requests and demands to be made hereunder will be in writing and will be effective on the earlier of (i) the day it is sent by facsimile with a confirmation of receipt; or (ii) the day it is delivered by express delivery service; or (iii) the third business day after it is sent by first class or certified mail, to the appropriate party at the address, or to the fax number, set forth below, or such other address or fax number of which the notifying party has been notified:

     If to Licensor:     Promus Hotels, Inc.
                         9336 Civic Center Drive
                         Beverly Hills, CA 90210
                         Attention: General Counsel
                         Phone: (310) 278-4321
                         Fax:   (310) 278-9218

     If to Guarantor:    Apple Hospitality Five, Inc.
                         Attn:  Mr. Samuel F. Reynolds
                         10 S. Third Street
                         Richmond, VA 23219
                         Phone: (804) 344-8121
                         Fax:   (804) 344-8129

          (e) If Guarantor is a partnership, limited liability company, or other unincorporated association, its liability will not be affected by changes in the name of the entity or in its membership.

          (f) This Guarantee is executed in accordance with, and pursuant to, the terms of the License Agreement and any default hereunder will be a default under the License Agreement.

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     11.  Controlling Law. This Guarantee will become valid when signed by both parties. Both parties hereby agree that the State of New York has a deep and well developed history of business decisional law. For this reason, both parties agree that except to the extent governed by the United States Trademark Act of 1946 (Lanham Act; 15 U.S.C. Para 1050 et seq.), as amended, this Guarantee, all relations between Licensor, Guarantor and Licensee, and any and all disputes between Licensor, Guarantor and Licensee, whether sounding in contract, tort, or otherwise, are to be exclusively construed in accordance with and/or governed by (as applicable) the laws of the State of New York without recourse to New York (or any other) choice of law or conflicts of law principles. If, however, any provision of this Guarantee would not be enforceable under the laws of New York, and if the Hotel is located outside of New York and the provision would be enforceable under the laws of the state in which the Hotel is located, then the provision in question (and only that provision) will be interpreted and construed under the laws of that state. Nothing in this section is intended to invoke the application of any franchise, business opportunity, antitrust, "implied covenant," unfair competition, fiduciary or any other doctrine of law of the State of New York or any other state which would not otherwise apply absent this paragraph.

     Because, as stated above, the State of New York has a well developed history of business decisional law and because the courts of the State of New York are best suited to interpret and apply that law, each party hereby agrees that any litigation arising out of or related to this Guarantee, any breach of this Guarantee, the relationship between Licensor, Guarantor and Licensee, and, any and all disputes between Licensor, Guarantor and Licensee, whether sounding in contract, tort, or otherwise, will be submitted to and resolved exclusively by a court of competent jurisdiction located in the City and State of New York. Guarantor hereby waives, and agrees never to assert, move or otherwise claim that this venue is for any reason improper, inconvenient, prejudicial or otherwise inappropriate (including, any claim under the judicial doctrine of forum non conveniens).

     If the parties' mutual choice of venue in the City and State of New York is not honored by the subject court(s), then the parties hereby agree that any litigation arising out of or related to this Guarantee; any breach of this Guarantee; the relationship between Licensor, Guarantor and Licensee; and, any and all disputes between Licensor, Guarantor and Licensee, whether sounding in contract, tort, or otherwise, will instead be submitted to and resolved exclusively by a court of competent jurisdiction located in the City and County of Los Angeles, California. Guarantor hereby waives, and agrees never to assert, move or otherwise claim that this substitute venue is for any reason improper, inconvenient, prejudicial or otherwise inappropriate (including, any claim under the judicial doctrine of forum non conveniens).

     12. WAIVER OF JURY TRIAL. GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO THE ENFORCEMENT OF THIS GUARANTEE. THIS WAIVER WILL APPLY TO ALL CAUSES OF ACTION THAT ARE OR MIGHT BE INCLUDED IN SUCH ACTION, INCLUDING BUT NOT LIMITED TO CLAIMS RELATING TO THE ENFORCEMENT OR INTERPRETATION OF THIS GUARANTEE, ALLEGATIONS OF STATE OR FEDERAL STATUTORY VIOLATIONS, FRAUD, MISREPRESENTATION, OR SIMILAR CAUSES OF ACTION, AND A CONNECTION WITH ANY LEGAL ACTION INITIATED FOR THE RECOVERY OF DAMAGES ARISING UNDER THIS GUARANTEE.

     THE UNDERSIGNED GUARANTOR ACKNOWLEDGES THAT IT WAS AFFORDED THE OPPORTUNITY TO READ THIS DOCUMENT CAREFULLY AND TO REVIEW IT WITH AN ATTORNEY OF ITS CHOICE BEFORE SIGNING IT. GUARANTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND EFFECT OF THIS DOCUMENT BEFORE SIGNING IT.

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IN WITNESS WHEREOF, the parties have executed this Agreement which has an effective date as of the date first written above.


GUARANTOR:                                    LICENSOR:

APPLE HOSPITALITY FIVE, INC.,                 PROMUS HOTELS, INC.,
a Virginia corporation                        a Delaware corporation


By:   /s/ Glade M. Knight                     By: /s/ Dawn P. Beghi
   -------------------------------------         -------------------------------

Name:  Glade M. Knight                        Name: Dawn P. Beghi
     -----------------------------------           -----------------------------

Title:  President                             Title: VP-Franchise Administration
        --------------------------------            ----------------------------

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